Exhibit 10.1


                           CONVERTIBLE LOAN AGREEMENT

         This Convertible Loan Agreement ("Agreement") is entered into by and between American Consolidated Management Group, Inc., a Utah corporation (the "Company") and _________ ("Lender") to be effective as of the ___ day of March, 2006.

                                   WITNESSETH:

         WHEREAS, the Company is in need of immediate capital to fund its planned operations;

         WHEREAS, Lender is willing to make a loan to the Company in the aggregate principal amount of _______ DOLLARS ($_____ USD) upon the terms and conditions set forth herein and the Company is willing to borrow the stated amount upon such terms;

         WHEREAS, the loan amount will be evidenced by that certain Convertible Promissory Note in the form attached hereto as Exhibit A (the "Note"), convertible into shares of common stock, par value $.20 (twenty cents) per share, of the Company (the "Common Stock"); and

         WHEREAS, upon the terms and conditions set forth herein, the Company agrees to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1. The Loan.

         1.1. Contemporaneously with the execution of this Agreement, the Company shall issue and deliver to Lender the Note in exchange for Lender's loan to the Company of the aggregate principal amount of _______ DOLLARS ($______) (the "Loan"). At the Lender's option, the Note may be converted at any time after issuance into validly issued, fully paid and nonassessable shares of Common Stock at the rate of one share of Common Stock for every twenty cents ($.20) in amounts owing that are converted, upon the terms and conditions set forth in this Agreement and the Note.

         1.2. The Company shall use the net proceeds of the Note for working capital and other purposes.

Section 2. Finance Charges. All outstanding principal represented by the Note shall bear interest at the rate of twelve percent (12%) per annum. Interest will be computed on the basis of a 365-day year for actual days elapsed.

Section 3. Payments. Principal and all accrued interest shall be due and payable in a single balloon payment on the one year anniversary of this Agreement. The Company may not prepay any amounts owed to Lender without Lender's written approval. Payments shall be applied first to late charges and collection costs, if any, then to accrued interest to the date of payment, and then to the principal outstanding.

Section 4. Deliveries. Contemporaneously with the execution of this Agreement, the parties shall deliver to each other the following:

         (a) The properly executed Note of even date herewith by and between Lender and the Company in the principal amount of $_____.

         (b)      The Loan proceeds in the amount of ______ DOLLARS ($______).

Section 5. Representations of Lender.

         5.1 Lender's representations in this Agreement are complete and accurate to the best of Lender's knowledge, and the Company may rely upon them.

         5.2 Lender is able to bear the economic risk of an investment in the Note and the Common Stock into which the Notes are convertible (the "Shares," and together with the Note, the "Securities") can afford the loss of the entire investment in the Securities, and will, after making an investment in the Securities, have sufficient means of providing for Lender's current needs and possible future contingencies.

         5.3 The Securities will not be sold by Lender without registration under applicable securities acts or a proper exemption from such registration.

         5.4 The Securities are being acquired for Lender's own account and risk, for investment purposes, and not on behalf of any other person or with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Lender is aware that there are substantial restrictions on the transferability of the Securities.

         5.5 Lender has had access to any and all information concerning the Company that Lender and Lender's financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. Specifically, Lender (i) has had the opportunity to review the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2004 and all subsequent filings by the Company (the "Filings") with the Securities and Exchange Commission ("SEC") and (ii) is aware that Jack Shaw, Brian Holden and their affiliates delivered $200,000 to the Company that was intended to be a loan, but the parties have been unable to reach agreement on the loan terms and litigation has been threatened. In making the decision to acquire the Securities, the Lender and Lender's advisers have relied solely upon their own independent investigations, the Filings and the information provided in this Agreement, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder and understands that the particular tax consequences arising from this investment in the Company will depend upon Lender's individual circumstances. Lender further understands that no opinion is being given as to any securities or tax matters involving the offering.

         5.6 Lender also understands and agrees that stop transfer instructions relating to the Securities will be placed in the Company's transfer ledger, and that the Securities will bear a restrictive legend pursuant to Rule 144.

         5.7 Lender knows that the Securities are offered and sold pursuant to exemptions from registration under the Securities Act of 1933, and state securities law based, in part, on these warranties and representations, which are the very essence of this Agreement, and constitute a material part of the bargained-for consideration without which this Agreement would not have been executed.

         5.8 Lender has the capacity to protect Lender's own interest in connection with this transaction or has a pre-existing personal or business relationship with the Company or one or more of Lender's officers, directors or controlling persons consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of such person with whom such relationship exists.

         5.9 This Agreement when fully executed and delivered by the Company will constitute a valid and legally binding obligation of Lender, enforceable in accordance with its terms. Lender was not formed or organized for the specific purpose of acquiring the Securities. In the event Lender is an entity, the purchase of the Securities by Lender is a permissible investment in accordance with Lender's Articles of Incorporation or other similar charter document, and has been duly approved by all requisite action by the entity's owners, directors, officers or other authorized managers. The person signing this document and all documents necessary to consummate the purchase of the Securities has all requisite authority to sign such documents on behalf of Lender.

         5.10 Lender represents that Lender is a sophisticated and an "accredited investor" as defined under Rule 501 of Regulation D.

Section 6. Representations of the Company.

         6.1 The Company is a duly organized and validly existing corporation in good standing under the laws of Utah and is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary. The Company has no subsidiaries.

         6.2 The Company has all necessary corporate power and authority to enter into and perform this Agreement and the Securities. The Company has taken all corporate action necessary to authorize this Agreement and the Securities.

         6.3 The execution and delivery of this Agreement, the performance by the Company of its obligations under this Agreement and the Securities, and the consummation of the transactions provided for in this Agreement and the Securities have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement and the Note will, as of the effective date set forth above, be duly executed and delivered by the Company and will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         6.4 The execution and delivery by the Company of this Agreement and the Note, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate or conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of the Company; (b) require any consent, approval or notice under, or registration under or payment on account of, or conflict with, or result in a violation or breach of, or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification (including, in the case of leases, any change in the amount or nature of the rent), cancellation or acceleration or result in the creation or imposition of any lien upon the property of the Company) under, any of the terms, conditions or provisions of any (i) note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the Company is a party or by which any portion of its properties or assets may be bound, or (ii) permit, license, approval, franchise or other governmental or regulatory authorization held or used by or binding on the Company; (c) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree or award of any governmental authority binding on the Company; or (d) require any action, consent, approval or authorization of, or review by, or declaration, registration or filing with, or notice to, any governmental authority, except such filings as may be required in connection with applicable securities laws.

         6.5 As of the date hereof, the authorized and outstanding capital stock and outstanding options and warrants of the Company consists of: 70,000,000 shares of common stock, par value $.01 per share, of which 13,125,652 shares are outstanding, and no outstanding options or warrants. The Company has entered into convertible loan agreements, prior to March 23, 2006, in the principal amount of $50,000 which are convertible into common stock at the rate of $.20 per share. All outstanding shares of capital stock of the Company are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company.

         6.6 The Shares issuable upon conversion of the Note are duly authorized and reserved for issuance and, upon conversion of the Note in accordance with its terms, will be validly issued, fully paid and nonassessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder hereof.

         6.7 The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as expressly disclosed in such filings or otherwise in this Agreement, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or its officers or directors in their capacity as such that could have a material adverse affect on the Company.

         6.8 All information relating to or concerning the Company set forth in this Agreement and provided to Lender pursuant to Section 5.5 hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial condition which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

         6.9 The Company is not obligated to pay any broker's fee, finder's fee, investment banker's fee or other similar transaction fee in connection with the transactions contemplated hereby.

Section 7. Miscellaneous.

         7.1. This Agreement, including any attached exhibits or schedules, constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless in writing and executed by the Company and Lender.

         7.2. The provisions of this Agreement shall be binding upon the Company, its legal representatives, successors or assigns, and shall be for the benefit of Lender and Lender's respective successors and assigns.

         7.3. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of any provision of this Agreement.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

         7.4. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver be a continuing waiver. Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver. Either party may waive any provision of this Agreement intended for its benefit; provided, however, such waiver shall in no way excuse the other party from the performance of any of its other obligations under this Agreement.

         7.5. The representations, warranties, acknowledgments and agreements made by Lender shall survive the closing of the transaction described herein and run in favor of, and for the benefit of, the Company. The representations, warranties, acknowledgments and agreements made by the Company shall survive the closing of the transaction described herein and run in favor of, and for the benefit of, Lender.

         7.6. The obligations of the parties hereto shall not be delegated or assigned to any other party without the prior written consent of the other party.

         7.7. This Agreement shall be governed by the laws of the State of Texas.

         7.8. Any notices required or permitted hereunder shall be furnished in writing to each party at such party's address appearing on the signature page below or as such party may otherwise direct in writing actually received by the other party.

         7.9. The Company shall do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers and assurances as Lender may reasonably require to effectuate the purposes of this Agreement.

         7.11 Rule 144.

                  (a) Rule 144(d)(3)(ii), as promulgated under the Securities Act, provides that "[i]f the securities sold were acquired from the issuer for a consideration consisting solely of other securities of the same issuer surrendered for conversion, the securities so acquired shall be deemed to have been acquired at the same time as the securities surrendered for conversion." So, for example, if Lender acquired the Note and lent funds on April 1, 2006 and Lender converted the amounts owing on the Note into common stock on July 1, 2006, then the holding period of the common stock for purposes of Rule 144 would be deemed to start on April 1, 2006.

                  (b) With a view to making available to Lender the benefits of Rule 144, the Company agrees to use its best efforts to:

                           (i) Make and keep public information regarding the
Company available as those terms are understood and defined in Rule 144;

                           (ii) File with the SEC in a timely manner all reports
and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                           (iii) So long as Lender owns any Securities, promptly
furnish to the Lender upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

         7.12 Registration rights.

                  (a) Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration on Form S-8 or any successor or similar forms), whether or not for sale for its own account, the Company will give prompt written notice (but in no event less than thirty (30) days before the anticipated filing date) to the Lender, and such notice shall describe the proposed registration and distribution and offer to Lender that the Company will include in such registration the number of Shares as the Lender may request. The Company will include in such registration all Shares with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the Lender's receipt of the Company's notice. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 7.12 shall be borne by the Company. Notwithstanding the foregoing, the Lender shall have no registration rights pursuant to this Section 7.12 after the three year anniversary of this Agreement.

                  (b) The Company will indemnify Lender and its agents, other representatives, legal counsel, and accountants (each, a "Company Indemnified Party"), with respect to which registration, qualification, or compliance has been effected pursuant to this Section 7.12, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus prepared in connection with any registration statement pursuant to this Section 7.12 (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any preliminary prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, claims, losses, damages, and liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by Lender expressly for use therein; and Lender by its acceptance hereof agree that it will indemnify and hold harmless the Company, each of its officers who signs such registration statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or alleged untrue statement, omission or alleged omission contained in information furnished in writing to the Company by Lender expressly for use therein.

         7.13 This Loan is one of a series of loans that are being made to the Company by various lenders on similar terms which loans shall be in an aggregate principal amount of not more than seven hundred seventy-five thousand dollars ($775,000).

         7.14 The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for fully conversion or exercise of the Note and issuance of the shares of Common Stock in connection therewith. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of the Note without the consent of the Lender. The Company shall maintain at all times the number of shares of Common Stock so reserved for issuance at an amount equal to not less than the number that is actually issuable upon full conversion of all notes issued by the Company pursuant to the series of loans referred to in
Section 7.13 hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above.

AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.



By _____________________________________________   By __________________________
Its Board of Directors Duly Authorized Director:   Name:
George Mappin

Address:__________________________________         Address:_____________________
Attn:_____________________________________         Attn:________________________
Phone:____________________________________         Phone:_______________________
Fax:______________________________________         Fax:_________________________

                                    EXHIBIT A

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD UNLESS AND UNTIL REGISTERED UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND/OR APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.
                           CONVERTIBLE PROMISSORY NOTE

$______                                                           March 23, 2006

         American Consolidated Management Group, Inc., a Utah corporation (the "Company"), for value received, promises to pay to ______________ or its permitted assigns (the "Holder") the principal sum of $_____ plus interest thereon from the date of this Note until paid at a rate of twelve percent (12%) per annum computed on the basis of a 365-day year and actual days elapsed. This Convertible Promissory Note (this "Note") is being issued and delivered pursuant to that certain Convertible Loan Agreement, dated as of March 23, 2006 (the "Loan Agreement"), by and among the Company and the Holder.

         This Note will automatically mature and the entire outstanding principal amount, together with accrued interest, shall become due and payable in a single balloon payment on the one year anniversary of this Note, unless prior to such date this Note is converted into shares of the Company's common stock, par value $.20 (twenty cents) per share ("Common Stock"), pursuant to
Section 1 hereof.

         Payments of both principal and interest are to be made at the address of the Holder for the receipt of notices pursuant to Section 7(e) hereof, or at such other place as the Holder shall designate to the Company in writing, in lawful money of the United States of America.

         The Company may not prepay any portion of the outstanding amounts owed on this Note without the written consent of Holder.

         The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

         1. Optional Conversion of Note. At any time while this Note remains outstanding, the entire outstanding amounts owing on this Note, including accrued, but unpaid interest, may, at the Holder's sole option, be converted into duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company at the rate of one share of Common Stock for every TWENTY CENTS ($.20) in amounts owing hereunder that are converted by Holder ("Conversion").

         2. Mechanics of Conversion.

                  (a) Notice of Conversion. The Holder shall give written notice to the Company of its election to convert this Note and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The effective date of the Conversion shall be the date such notice is received by the Company pursuant to Section 7(e) hereof.

                  (b) No Fractional Shares Upon Conversion. No fractional shares of Common Stock shall be issued upon Conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the $.20 conversion price.

                  (c) Stock Certificates. At such time after the Conversion as Holder presents this Note to the Company, the Company shall issue and deliver to the Holder at the address listed below for receipt of notices, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid.

         3. Charges, Taxes and Expenses. Issuance of a certificate or certificates for shares of Common Stock upon the Conversion of this Note shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company.

         4. No Rights as Stockholder. This Note does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company prior to the Conversion.

         5. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest carried by this Note, stating that such Note is issued in replacement of this Note, and this Note is cancelled, making reference to original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

         6. Events of Default.

                  (a) Each of the following occurrences shall constitute an event of default under this Note (herein called "Event of Default"):

                           (i) the Company shall fail to pay any or all of the
obligations arising under this Note when due or shall fail to observe or perform any covenant or agreement herein binding on it or shall be in default under any security, loan, credit or similar agreement between it and the Holder;

                           (ii) any representation or warranty by the Company
set forth in this Note or in the Loan Agreement, or made to the Holder in any financial statement or report submitted to the Holder by or on behalf of the Company shall prove materially false or materially misleading;

                           (iii) the Company shall (A) voluntarily file, or have
filed against it involuntarily, a petition under the United States Bankruptcy Code; or (B) be dissolved or liquidated or terminated; or (C) go out of business;

                           (iv) Holder in good faith believes that the prospect
of due and punctual payment of any or all of the obligations evidenced hereby or by the Loan Agreement is impaired; or

                  (b) Upon the occurrence of an Event of Default and at any time thereafter during the continuation of such Event of Default, Holder may exercise any one or more of the following rights and remedies:

                           (i) declare all amounts due under this Note to be
immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; and

                           (ii) exercise or enforce any or all other rights or
remedies available to Holder by law or agreement against the Company or against any other person or property.

         7. Miscellaneous.

                  (a) Reservation of Stock. The Company covenants that the Company will at all times reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Common Stock upon the Conversion of this Note and, from time to time, will take all steps necessary to amend its charter to provide sufficient reserves of shares of Common Stock issuable upon conversion of this Note. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Note, upon exercise as set forth herein, will be free from all taxes, liens, claims and encumbrances in respect of the issuance thereof.

                  (b) Issue Date. The provisions of this Note shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement. This Note shall be binding upon any successors or assigns of the Company.

                  (c) Restrictions. The Holder acknowledges that the shares of Common Stock acquired upon the conversion of this Note will be subject to restrictions upon its resale imposed by state and federal securities laws.

                  (d) Assignment. Neither this Note nor any of the shares of Common Stock issuable upon conversion of this Note may be sold, assigned, transferred, pledged or hypothecated or otherwise disposed of unless and until registered pursuant to an effective registration statement under the Securities Act and/or applicable state securities laws or unless the Company has received an opinion of counsel or other evidence satisfactory to the Company and its counsel that such registration is not required.

                  (e) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be effective (i) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, guaranteeing overnight delivery, or (iv) upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), if delivered by facsimile or electronic transmission, and shall be addressed (A) to the Holder at the address provided in the Loan Agreement, and
(B) to the Company at the address of its principal corporate offices, Attention:
Chief Executive Officer, or at such other address as may be designated in writing to the party.

                  (f) Enforcement. No act or omission of the Holder, including, but not limited to, any failure to exercise, or delay in exercising, any right, remedy or recourse with respect to a particular event, shall be deemed a waiver or release of such right, remedy or recourse. The Company shall pay all reasonable fees and expenses, including reasonable attorney's fees, incurred by the Holder in the enforcement in any of the Company's obligations hereunder not performed when due.

                  (g) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its principles of conflicts of law.

         IN WITNESS WHEREOF, American Consolidated Management Group, Inc. has caused this Convertible Promissory Note to be executed by its officer thereunto duly authorized.

                                AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.



                                By:
                                ------------------------------------------------
                                Its Board of Directors Duly Authorized Director:
                                George Mappin